Exhibit (k)(1)(i)

EXECUTION

Amendment

to

Administration Agreement

This Amendment (this “Amendment”), dated as of the last date set forth below, amends the Administration Agreement dated as of January 1, 2018, as previously amended (the “Agreement”), and is entered into by and between The Bank of New York Mellon (“BNY”) and Franklin Templeton Fund Adviser, LLC (the “Investment Advisor”). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

Background

BNY and the Investment Advisor previously entered into the Agreement. The parties desire to further amend the Agreement as set forth herein.

Terms

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1. Modifications to Exhibit A of the Agreement. The Agreement shall be amended by deleting Exhibit A in its entirety and replacing it with the Exhibit A attached to this Amendment.

2. Remainder of Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

3. Governing Law. The governing law of the Agreement shall be the governing law of this Amendment.

4. Entire Agreement. This Amendment constitutes a complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Agreement with respect to such subject matter.

5. Facsimile Signatures; Counterparts. This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

[signature page to follow]

EXECUTION

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the date set forth below.

FRANKLIN TEMPLETON FUND ADVISER, LLC

By:	/s/ Jane Trust
Name:	Jane Trust
Title:	President and CEO
Date:	May 7, 2026

THE BANK OF NEW YORK MELLON

By:	/s/ Allison M. Gardner
Name:	Allison M. Gardner
Title:	Senior Vice President
Date:	May 7, 2026

EXECUTION

EXHIBIT A

Funds/Series

Open-End Funds

Legg Mason Global Asset Management Trust

BrandywineGLOBAL – Alternative Credit Fund

BrandywineGLOBAL – Diversified US Large Cap Value Fund

BrandywineGLOBAL – Dynamic US Large Cap Value Fund

BrandywineGLOBAL – Global Flexible Income Fund

BrandywineGLOBAL – Global High Yield Fund

BrandywineGLOBAL – Global Opportunities Bond Fund

BrandywineGLOBAL – Global Unconstrained Bond Fund

BrandywineGLOBAL – International Opportunities Bond Fund

ClearBridge International Growth Fund

ClearBridge Small Cap Fund

ClearBridge Value Fund1

Martin Currie Emerging Markets Fund

Martin Currie International Unconstrained Equity Fund

Martin Currie SMASh Series EM Fund

QS Global Market Neutral Fund

QS International Equity Fund

QS Strategic Real Return Fund

QS U.S. Small Capitalization Equity Fund

RARE Global Infrastructure Value Fund

Legg Mason Partners Equity Trust

ClearBridge Aggressive Growth Fund

ClearBridge All Cap Value Fund

ClearBridge Appreciation Fund

ClearBridge Dividend Strategy Fund

ClearBridge Energy MLP & Infrastructure Fund

ClearBridge International Small Cap Fund

ClearBridge International Value Fund

ClearBridge Large Cap Growth Fund

ClearBridge Large Cap Value Fund

ClearBridge Mid Cap Fund

ClearBridge Mid Cap Growth Fund

ClearBridge Select Fund

ClearBridge Small Cap Growth Fund

ClearBridge Small Cap Value Fund

ClearBridge Sustainability Leaders Fund

ClearBridge Tactical Dividend Income Fund

EnTrustPermal Alternative Core Fund

[1]	Formerly known as ClearBridge Value Trust.

EXECUTION

QS Conservative Growth Fund

QS Defensive Growth Fund

QS Global Dividend Fund

QS Global Equity Fund

QS Growth Fund

QS Moderate Growth Fund

QS S&P 500 Index Fund

QS U.S. Large Cap Equity Fund

QS SMASh Series ID Fund

Legg Mason Partners Income Trust

Western Asset Adjustable Rate Income Fund

Western Asset California Municipals Fund

Western Asset Corporate Bond Fund

Western Asset Emerging Markets Debt Fund

Western Asset Global High Yield Bond Fund

Western Asset Income Fund

Western Asset Intermediate Maturity California Municipals Fund

Western Asset Intermediate Maturity New York Municipals Fund

Western Asset Intermediate-Term Municipals Fund

Western Asset Managed Municipals Fund

Western Asset Massachusetts Municipals Fund

Western Asset Mortgage Backed Securities Fund

Western Asset Municipal High Income Fund

Western Asset New Jersey Municipals Fund

Western Asset New York Municipals Fund

Western Asset Oregon Municipals Fund

Western Asset Pennsylvania Municipals Fund

Western Asset Short Duration High Income Fund

Western Asset Short Duration Municipal Income Fund

Western Asset Short Term Yield Fund

Western Asset Short-Term Bond Fund

Legg Mason Partners Institutional Trust

Western Asset Institutional Government Reserves

Western Asset Institutional Liquid Reserves

Western Asset Institutional U.S. Treasury Obligations Money Market Fund

Western Asset Institutional U.S. Treasury Reserves

Western Asset Select Tax Free Reserves

Western Asset SMASh Series C Fund

Western Asset SMASh Series EC Fund

Western Asset SMASh Series M Fund

Western Asset SMASh Series TF Fund

Legg Mason Partners Money Market Trust

Western Asset Government Reserves

Western Asset New York Tax Free Money Market Fund

Western Asset Prime Obligations Money Market Fund

Western Asset Tax Free Reserves

Western Asset U.S. Treasury Reserves

EXECUTION

Legg Mason Partners Premium Money Market Trust

Western Asset Premium Liquid Reserves

Western Asset Premium U.S. Treasury Reserves

Legg Mason Partners Variable Equity Trust

ClearBridge Variable Aggressive Growth Portfolio

ClearBridge Variable Appreciation Portfolio

ClearBridge Variable Dividend Strategy Portfolio

ClearBridge Variable Large Cap Growth Portfolio

ClearBridge Variable Large Cap Value Portfolio

ClearBridge Variable Mid Cap Portfolio

ClearBridge Variable Small Cap Growth Portfolio

QS Legg Mason Dynamic Multi-Strategy VIT Portfolio

QS Variable Conservative Growth

QS Variable Growth

QS Variable Moderate Growth

Legg Mason Partners Variable Income Trust

Western Asset Core Plus VIT Portfolio

Western Asset Variable Global High Yield Bond Portfolio

Master Portfolio Trust

Government Portfolio

Liquid Reserves Portfolio

Short Term Yield Portfolio

Tax Free Reserves Portfolio

U.S. Treasury Obligations Portfolio

U.S. Treasury Reserves Portfolio

Western Asset Funds, Inc.

Western Asset Core Bond Fund

Western Asset Core Plus Bond Fund

Western Asset High Yield Fund

Western Asset Inflation Indexed Plus Bond Fund

Western Asset Intermediate Bond Fund

Western Asset Macro Opportunities Fund

Western Asset Total Return Unconstrained Fund

Open-End Funds (ETFs)

Closed-End Funds

BrandywineGLOBAL-Global Income Opportunities Fund Inc.

ClearBridge MLP and Midstream Fund Inc.

ClearBridge Energy MLP Opportunity Fund Inc.

ClearBridge MLP and Midstream Total Return Fund Inc.

CPREIF Operating Partnership L.P.

EXECUTION

CPREIF TRS LLC

FLEX Cayman LP

FLEX Delaware LLC

FLEX SPLITTER LP

Franklin BSP Lending Fund

Franklin Lexington Private Markets Fund ^

Franklin Lexington Venture and Growth Fund*

FBLEND Equipment Finance Holdings LLC

Franklin Infrastructure Solutions Fund**

Legg Mason Permal Alternatives Fund Inc.

LMP Capital and Income Fund Inc.

Western Asset Corporate Loan Fund Inc.

Western Asset Emerging Markets Debt Fund Inc.

Western Asset Global Corporate Defined Opportunity Fund Inc.

Western Asset Global High Income Fund Inc.

Western Asset High Income Fund II Inc.

Western Asset High Income Opportunity Fund Inc.

Western Asset High Yield Defined Opportunity Fund Inc.

Western Asset Income Fund

Western Asset Intermediate Muni Fund Inc.

Western Asset Investment Grade Defined Opportunity Trust Inc.

Western Asset Managed Municipals Fund Inc.

Western Asset Middle Market Debt Fund Inc.

Western Asset Middle Market Income Fund Inc.

Western Asset Mortgage Defined Opportunity Fund Inc.

EXECUTION

Western Asset Municipal Defined Opportunity Trust Inc.

Western Asset Municipal High Income Fund Inc.

Western Asset Municipal Partners Fund Inc.

Western Asset Premier Bond Fund

Western Asset Variable Rate Strategic Fund Inc.

Western Asset Inflation-Linked Opportunities & Income Fund

Western Asset Inflation-Linked Income Fund

Cayman Island Funds

Western Asset Government Money Market Fund, Ltd.

Western Asset Institutional Cash Reserves, Ltd.

Western Asset Institutional Liquid Reserves, Ltd.

Western Asset Short Term Yield Fund, Ltd.

Western Asset U.S. Treasury Obligations Money Market Fund, Ltd.

Western Asset U.S. Treasury Reserves, Ltd.

Cayman Island Funds (CFCs)

Alternative Core Fund, Ltd.

Permal Hedge Strategies Fund Ltd.

Real Return Fund, Ltd.

Western Asset Inflation-Linked Opportunities & Income Fund

*	Added to Exhibit as of the Effective Date
**	Private Fund pending organizational Board meeting and SEC registration
^	Franklin Lexington Private Markets Fund will receive only the following services set forth on Schedule I of the Agreement:

•

Establishing and maintaining accounts for the Fund and receiving and (upon instruction from the Fund) disbursing payment of fees and expenses on behalf of the Fund, including disbursing on behalf of the Fund such fees, administrative fees, advisory fees, costs, commissions and charges as the Fund instructs to be paid, including Board member and officers’ fees and expenses, legal and accounting fees and expenses, government license and filing fees and all other costs and expenses incurred for the account of the Fund;

EXECUTION

•	Establish appropriate expense accruals and compute expense ratios, maintain expense files and coordinate the payment of Fund approved invoices;

•	Calculate total return information;

•	Calculate Fund approved income and per share amounts required for periodic distributions to be made by the applicable Fund; and

•	Supply various normal and customary portfolio and Fund statistical data as requested on an ongoing basis.